Preliminary
2009 Third Quarter Results
November 4, 2009
9:00 AM EST
 Contact GMAC Investor Relations at (866) 710-4623 or investor.relations@gmacfs.com

Forward-Looking Statements In the presentation that follows and related comments by GMAC Inc. (“GMAC”) management, the use of the words “expect,”
“anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,”
“evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and GMAC’s and Residential Capital, LLC’s (“ResCap”) actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for GMAC and ResCap, each of which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: our inability to successfully accommodate the additional risk exposure relating to providing wholesale and retail financing to Chrysler dealers and customers and the resulting impact to our financial stability; uncertainty related to Chrysler’s and GM’s recent exits from bankruptcy; uncertainty related to the new financing arrangement between GMAC and Chrysler;
securing low cost funding for GMAC and ResCap and maintaining the mutually beneficial relationship between GMAC and GM, and GMAC and Chrysler; our ability to maintain an appropriate level of debt and capital; the profitability and financial condition of
GM and Chrysler; our ability to realize the anticipated benefits associated with our recent conversion to a bank holding company, and the increased regulation and restrictions that we are subject to; continued challenges in the residential mortgage and capital markets; the potential for deterioration in the residual value of off-lease vehicles; the continuing negative impact on ResCap of the decline in the U.S. housing market; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; disruptions in the market in which we fund GMAC’s and ResCap’s operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of ResCap,
GMAC, Chrysler or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations.  Investors are cautioned not to place undue reliance on forward-looking statements. GMAC undertakes no obligation to update publicly or otherwise revise any forward-looking statements except where expressly required by law. A reconciliation of certain non-GAAP financial measures included within this presentation is provided in the supplemental charts. Use of the term “loans” describes products associated with direct and indirect lending activities of GMAC’s global operations.
The specific products include retail installment sales contracts, loans, lines of credit, leases or other financing products.  The term
“originate” refers to GMAC’s purchase, acquisition or direct origination of various “loan” products. 2

GMAC: Significant Recent Events 4/09 Became preferred provider of financing for
Chrysler dealers and customers
 5/09 Received $3.5 billion capital investment from
U.S. Treasury towards “stress test” requirements
5/09 Received $4.0 billion capital investment from
U.S. Treasury to support Chrysler lending
 5/09 Rebranded GMAC Bank as Ally Bank, and
launched major brand-building and deposit-
generation initiative 5/09 Ally Bank granted expanded 23A exemption 6/09 Issued $4.5 billion of FDIC-guaranteed debt under TLGP 7/09 GM/GMAC contracts transferred to new entity
GM Company ..  GM Company assumes all GM
amounts payable to GMAC 8/09 Resumed leasing for GM and Chrysler 9/09 Re-entered ABS market with TALF-eligible
Retail Auto deal by Ally Bank 9/09 Launched online savings in Canada 9/09 Isolated certain businesses as Discontinued
Operations 10/09 Launched Ally Dealer Rewards program 10/09  Entered into agreement to sell U.S. property and casualty insurance business 10/09 Issued additional $2.9 billion of FDIC-
guaranteed debt under TLGP First Half 2009 Events Third Quarter and Subsequent Events 3

Net loss of $767 million compared to second quarter net loss of $3.9 billion Net loss from continuing operations of $671 million compared to $3.3 billion in second quarter Results impacted by several significant items (see following slide) Originated $7.7 billion and $15.9 billion of auto and mortgage loans respectively Ally Bank net deposits grew $2.3 billion to $27.7 billion during the third quarter Continued to wind down legacy assets and narrowed focus on core auto finance and mortgage servicing platforms GMAC: Third Quarter 2009 Highlights Key Statistics ($ millions) 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Total net revenue 2,109 $    816 $          1,200 $      1,293 $    909 $       Provision for loan losses 704 $       1,161 $       1,099 $      (457) $       (395) $       Net loss from continuing operations (671) $       (3,317) $      (2,538) $    2,646 $    1,867 $    Net loss (767) $       (3,903) $      (2,523) $    3,136 $    1,756 $    Total assets 178,254 $ 181,248 $   211,327 $ (2,994) $    (33,073) $ Tier 1 capital ratio 14.4% 13.6% NA 0.8% NA Increase/(Decrease) vs. 4

Certain business lines were isolated as discontinued operations as they are being sold Several significant items impacted third quarter results GMAC: Significant Items Impacting Earnings (1) Includes provision, impairments and reserves on certain non-bank mortgage assets. Note: Loss of ($266) million includes additional significant items that were not reflected in the ($429) million loss shown in the second quarter earnings presentation: $344 million amortization of bond exchange discount and $62 million of mark-to-market on auto retained interests. 2Q09 loss above excludes $114
million of tax expense related to discontinued operations. ($ millions) 3Q 09 2Q 09 Loss from continuing operations (671) $       (3,317) $    Income tax (benefit) expense from continuing operations (292)          1,099        Loss from continuing operations before income tax expense (963)          (2,218)          Mortgage repurchase reserve expense 515           231              Loss provision on resort finance assets 161           105           Legacy mortgage provision expense 1 79             504              Commercial and International mortgage portfolio marks / write-downs (23)           830              Amortization of bond exchange discount 309           344              Mark-to-market on auto retained interests (gain) (155)          (62)           Loss excluding above items (77) $         (266) $       5

GMAC: Income by Segment

($ millions)	3Q 09	2Q 09	3Q 08	Increase/(Decrease) vs. 2Q 09	Increase/(Decrease) vs. 3Q 08
North American Automotive Finance	$ 345	$ 302	$ (323)	$ 43	$ 668
International Automotive Finance	50	45	(56)	5	106
Global Automotive Finance	395	347	(379)	48	774
Insurance	81	95	73	(14)	8
Mortgage Operations	(747)	(2,044)	(1,949)	1,297	1,202
Corporate and Other[1]	(692)	(616)	(384)	(76)	(308)
Loss from continuing operations	(963)	(2,218)	(2,639)	1,255	1,676
Income tax (benefit) expense	(292)	1,099	(101)	(1,391)	(191)
Discontinued Operations[2]	(96)	(586)	15	490	(111)
Loss	$ (767)	$ (3,903)	$ (2,523)	$ 3,136	$ 1,756

(1) Corporate and Other segment includes Commercial Finance, equity investments, amortization of original issue discount from GMAC bond exchange, and other corporate activities.

(2) Discontinued Operations currently includes: U.S. property and casualty insurance (Insurance segment); Argentina operations, United Kingdom full-service leasing and Italy full-service leasing from International Operations (Global Automotive Finance Segment). Other businesses may be included in discontinued operations in the future.

- Global Auto Finance: Continued normalization of origination volumes, credit expenses and used vehicle prices
- Insurance: Increased focus on dealer related products to complement auto finance business
- Mortgage Operations: Further credit related costs outweigh stronger net revenue
- Corporate/Other: Continued amortization of original issue discount from the 2008 bond exchanges and loss provision on the Resort Finance portfolio

6

GMAC FINANCIAL SERVICES

Q3 2009 GMAC Preliminary Results

Global Auto Finance: Highlights Global Auto Finance earned $395 million of pre-tax income from continuing operations compared to
$347 million in the second quarter Three international units have been classified as discontinued and subsequently impaired Consumer originations totaled $7.7 billion for the quarter, a 26% increase from the prior quarter Assisted by “cash-for-clunkers” program and enhanced pricing competitiveness Originated over $720 million of new Chrysler retail loans in 3Q 09 and had over $3.3 billion in outstanding wholesale financing to Chrysler dealers as of 9/30/09 21% penetration of U.S. retail sales in September compared to 10% in June 2009 As of 9/30/09, 67% wholesale penetration of U.S. Chrysler dealers and 85% of Canadian Chrysler dealers Ally Dealer Rewards Program should promote future growth across Auto Finance and Insurance This program offers a full suite of dealer financial services including retail loans, wholesale financing, auction services, extended service contracts, and inventory insurance Strong used vehicle prices and improved capital markets had a favorable impact on earnings Loan loss frequency continues to be affected by elevated unemployment levels but is partially offset by lower loss severity due to improved used car values 7

Global Auto Finance: Key Metrics All tables include North American and International Operations except where noted. Origination and asset base figures include auto loans and leases. (1) Estimated remarketing proceeds at time of lease origination. (2) U.S. scheduled lease terminations on a managed basis by termination year - all lease terms, all vehicle segments (cars, trucks and SUVs). 0.4 ($ mil)  Pre-Tax Income of Continuing Operations $294 $(708) $(379) $213 $347 $395 $(1,379) $(1,500) $(1,200) $(900) $(600) $(300) $- $300 $600 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 ($ bil)  Global Consumer Originations $15.3 $15.2 $15.0 $13.3 $3.3 $3.7 $6.1 $7.7 $0 $5 $10 $15 $20 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 New-Retail New-Leases/Retail Balloon Contract Used Total ($bil)  Global Consumer Auto Asset Base $124 $122 $120 $115 $101 $92 $88 $85 $66 $68 $71 $78 $91 $97 $100 $98 $57 $58 $60 $66 $77 $81 $86 $83 $0 $20 $40 $60 $80 $100 $120 $140 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 Serviced Managed On-Balance Sheet (%)  Sales Proceeds as % of ALG 1 (U.S. Lease Terminations) 2 75% 80% 85% 90% 95% 100% 105% 110% 115% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec 2006 2007 2008 2009 8

Global Auto Finance: Condensed Income Statement

($ millions)	3Q 09	2Q 09	3Q 08	Increase/(Decrease) vs. 2Q 09	Increase/(Decrease) vs. 3Q 08
Total financing revenue and other interest income	$ 3,022	$ 3,108	$ 4,246	$ (86)	$ (1,224)
Interest expense	1,171	1,309	2,179	(138)	(1,008)
Depreciation expense on operating lease assets	944	1,106	1,471	(162)	(527)
Impairment of investment in operating leases	-	-	93	0	(93)
Net financing revenue	907	693	503	214	404
Servicing fees	57	58	72	(1)	(15)
(Loss) gain on automotive loans, net	(33)	44	163	(77)	(196)
Other gain (loss) on investments	158	87	(107)	71	265
Other income	204	205	159	(1)	45
Total other revenue	386	394	287	(8)	99
Total net revenue	1,293	1,087	790	206	503
Provision for loan losses	155	71	437	84	(282)
Noninterest expense	743	669	732	74	11
Income (loss) from cont. ops before income tax expense (benefit)	395	347	(379)	48	774
Income tax expense (benefit) from continuing operations	64	1,071	(97)	(1,007)	161
Net income (loss) from continuing operations	$ 331	$ (724)	$ (282)	$ 1,055	$ 613

Notable Items (Pre-Tax)

($ millions)	3Q 09	2Q 09	3Q 08	Increase/(Decrease) vs. 2Q 09	Increase/(Decrease) vs. 3Q 08
Remarketing gain/(loss)	$ 162	$ 134	$ (94)	$ 28	$ 256
Mark-to-market on retained interests	$ 155	$ 62	$ (98)	$ 93	$ 253
Credit loss provision for retail balloon contracts	$ 6	$ 68	$ (335)	$ (62)	$ 341

9
GMAC FINANCIAL SERVICES
Q3 2009 GMAC Preliminary Results

Global Auto Finance: Credit Allowance Coverage Ratios Consumer coverage ratios declined from 2Q 09 due to changes to the charge-off policy to become compliant with bank holding company requirements Change in policy accelerated $134 million of charge-offs for which reserves had previously been established Lower severities in North America are helping offset weak economic trends 3Q 09 commercial coverage ratios declined slightly this quarter but remain elevated relative to prior years given the number of dealers in a wind down situation Note: Coverage ratio equals credit allowance as a percentage of end of period assets. Global Consumer ($ millions) 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Allowance balance 974 $       1,173 $    1,393 $    (199) $       (419) $       Total consumer loans 31,456 $   33,922 $   43,020 $   (2,466) $    (11,564) $ Coverage Ratio 3.1% 3.5% 3.2% -0.4% -0.1% Global Commercial 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Allowance balance 206 $       219 $       129 $       (13) $         77 $          Total commercial loans 27,295 $   24,948 $   29,979 $   2,347 $    (2,684) $    Coverage Ratio 0.8% 0.9% 0.4% -0.1% 0.4% Increase/(Decrease) vs. Increase/(Decrease) vs. 10

Shrinking portfolios, mainly in North America, have contributed to increased delinquency rates Elevated unemployment, especially in the U.S., and seasonality continue to affect delinquencies Legacy Nuvell sub-prime portfolio represents less than 14% of total North American consumer receivables and approximately 41% of delinquent balances Global Auto Finance: Consumer Delinquency Trends Global Delinquencies for Managed Retail Contracts                                    (Greater than 30 Days Past Due) 141 134 134 127 111 105 128 121 3.76% 3.48% 2.96% 3.11% 2.77% 2.37% 2.20% 2.69% 0 40 80 120 160 200 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 -0.30% 0.20% 0.70% 1.20% 1.70% 2.20% 2.70% 3.20% 3.70% 4.20% Delinquent Contracts Delinquecies as a % of Managed Contracts North American Delinquencies for Managed Retail Contracts                     (Greater then 30 Days Past Due) 99 87 70 90 83 68 63 87 4.36% 3.74% 2.86% 3.39% 2.90% 2.31% 2.05% 2.82% 0 50 100 150 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 5.00% Delinquent Contracts Delinquencies as a % of Managed Contracts Loans > 30 Days Past Due North America Europe Asia Pacific Latin America Global    3Q 09 4.36% 1.31% 0.74% 5.06% 3.76%    3Q 08 2.90% 1.50% 1.83% 3.93% 2.77%    Year-over-Year Change +146 bps -19 bps -109 bps +113 bps +99 bps 11

Global Auto Finance: Consumer Loss Trends Loss numbers for this quarter were impacted by a charge off policy change as demonstrated below ($ mil)  Global Annualized Credit Losses for Managed Retail Assets 267 280 306 256 241 231 177 309 134 3.29% 2.27% 2.41% 2.10% 1.56% 1.40% 1.34% 1.05% 2.19% $0 $100 $200 $300 $400 $500 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% Incremental $ Impact from Policy Change Credit Losses ex. Policy Change Credit Losses as a % of Avg. Managed Assets ex. Policy Change Credit Losses as a % of Avg. Managed Assets Delinquent Contracts Delinquencies as a % of Managed Contracts ($)  North American Loss Per Vehicle (Serviced basis) $9,730 $10,087 $11,062 $11,760 $12,747 $11,246 $10,398 $9,288 $6,000 $8,000 $10,000 $12,000 $14,000 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 Net Retail Losses (% Avg Assets) North America Europe Asia Pacific Latin America Global    3Q 09 (reported number) 3.31% 0.94% 0.82% 8.32% 3.29%    3Q 09 (excluding change in charge-off policy) 2.39% 1.31% 0.82% 2.51% 2.19%    3Q 08 1.90% 0.28% 0.70% 1.52% 1.56%    Year-over-Year Change (vs. reported number) +141 bps +66 bps +12 bps +680 bps +173 bps    Year-over-Year Change (vs. excluding change    in charge-off policy) +63 bps +49 bps +103 bps +12 bps +99 bps 12

Insurance Highlights Reached agreement to sell U.S.
consumer property and casualty
insurance business 3Q 09 written premiums increased
from 2Q 09 driven by “Cash-for-
Clunkers” volume Opportunity to increase written
premiums with the Ally Dealer
Rewards Program Note: 4Q 08 includes reversal of prior written premium not yet earned in conjunction with
GMAC RE sale. ($ millions) 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Insurance premiums and service revenue earned 572 $      545 $       782 $    27 $          (210) $       Investment income (loss) 87 88 (19)        (1)             106 Other income 24 17 24 7 -               Total insurance premiums and other income 683 650 787 33 (104)        Insurance losses and loss adjustment expenses 300 274 391 26 (91)           Acquisition and underwriting expenses 302 281 323 21 (21)           Total expense 602 555 714 47 (112)        Income from cont. ops before income tax expense 81 95 73 (14)           8 Income tax expense from continuing operations 56 27 2 29 54 Net income from continuing operations 25 $       68 $          71 $       (43) $         (46) $         Increase/(Decrease) vs. ($ mil)  Net Premium/Revenue Written from Continuing Operations $593 $610 $411 $84 $194 $124 $105 ($191) $538 $615 $447 $413 $450 -$250 $0 $250 $500 $750 $1,000 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 Continued Ops Less Reinsurance Reinsurance 13

Mortgage Operations: Highlights Mortgage Operations includes ResCap, LLC as well as the mortgage activities of Ally Bank and
ResMor Trust Mortgage Operations results differ materially from ResCap, LLC The Mortgage Operations segment experienced a net loss for the quarter driven primarily by repurchase reserve expense Provision for loan losses decreased to $349 million in the third quarter from $916 million in the second quarter Loan repurchase reserves were increased resulting in an expense of $515 million Stronger net revenue of $585 million driven by improved core business margins and net servicing revenue Originated $15.9 billion of new mortgage loans consisting of conforming, government and limited amount of high quality jumbo loans Down slightly from last quarter due to lower refinancing volume but up 34% year over year GMAC continues to help homeowners restructure their loans through participation in the Home
Affordable Modification Program 14

Mortgage Operations: Key Metrics Note: Government and prime second liens are included in prime non-conforming. Total assets include $3.8 billion of assets securitized on-balance sheet and $1.8 billion of assets related to
other balance sheet gross-ups at 9/30/09 ($ mil)  Pre-Tax Income $(932) $(905) $(1,761) $(1,949) $(1,068) $(1,138) $(2,044) $(747) $(2,500) $(2,000) $(1,500) $(1,000) $(500) $- 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 ($ bil)  Total Assets $82 $74 $65 $58 $48 $50 $54 $57 $- $20 $40 $60 $80 $100 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 ($ bil)  Mortgage Loan Production by Type $20.8 $20.9 $18.1 $11.9 $8.5 $13.4 $18.8 $15.9 $0 $5 $10 $15 $20 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 Total Originations Prime Conforming Prime Non Conforming Government Non Prime Prime Second Lien Total International ($ bil)  Primary Servicing - Period End $462 $460 $437 $426 $394 $386 $381 $380 $0 $100 $200 $300 $400 $500 $600 4Q 07 1Q 08 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 Prime Conforming Prime Non-Conforming Non Prime 1 15

Mortgage Operations: Condensed Income Statement

($ millions)	3Q 09	2Q 09	3Q 08	Increase/(Decrease) vs. 2Q 09	Increase/(Decrease) vs. 3Q 08
Total financing revenue and other interest income	$ 570	$ 590	$ 862	$ (20)	$ (292)
Interest expense	450	507	824	(57)	(374)
Net financing revenue	120	83	38	37	82
Servicing fees	328	341	369	(13)	(41)
Servicing asset valuation & hedge activities, net	(110)	(240)	(261)	130	151
Gain (loss) on mortgage loans, net	227	(402)	(138)	629	365
Gain on extinguishment of debt	-	-	23	-	(23)
Other income, net of losses	20	(333)	(187)	353	207
Total other revenue (expense)	465	(634)	(194)	1,099	659
Total net revenue (loss)	585	(551)	(156)	1,136	741
Provision for loan losses	349	916	652	(567)	(303)
Noninterest expense	983	577	1,141	406	(158)
Loss before income tax benefit	(747)	(2,044)	(1,949)	1,297	1,202
Income tax benefit	(154)	(208)	(18)	54	(136)
Net loss	$ (593)	$ (1,836)	$ (1,931)	$ 1,243	$ 1,338

Notable Items (Pre-Tax)

($ millions)	3Q 09	2Q 09	3Q 08	Increase/(Decrease) vs. 2Q 09	Increase/(Decrease) vs. 3Q 08
Net servicing	$ 217	$ 101	$ 109	$ 116	$ 108
Legacy mortgage provision expense, net[1]	$ (79)	$ (504)	$ (526)	$ 424	$ 446
Commercial and International mortgage portfolio marks / write-downs	$ 23	$ (830)	$ (195)	$ 853	$ 218
Repurchase reserve expense	$ (515)	$ (231)	$ (112)	$ (284)	$ (403)

(1) Includes provision, impairments and reserves on certain non-bank mortgage assets.

GMAC FINANCIAL SERVICES
Q3 2009 GMAC Preliminary Results
16

Mortgage Operations: Credit Allowance Coverage Ratios The consumer coverage ratio increased over prior periods Despite consumer mortgage assets decreasing by over 25% since 3Q 08, the allowance balance has increased 16% The commercial mortgage coverage ratio is down relative to prior periods as certain distressed assets have been resolved or charged-off During 3Q09, credit allowance decreased due to significant cash collections on certain legacy commercial assets Asset levels have declined by more than 50% over the last 12 months Consumer ($ millions) 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Allowance balance 1,132 $    1,133 $    976 $       (1) $          156 $       Total consumer loans 22,388 $   24,060 $   29,906 $   (1,672) $    (7,518) $    Coverage Ratio 5.1% 4.7% 3.3% 0.4% 1.8% Commercial 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Allowance balance 256 $       536 $       564 $       (280) $       (308) $       Total commercial loans 2,102 $    3,412 $    4,356 $    (1,310) $    (2,254) $    Coverage Ratio 12.2% 15.7% 12.9% -3.5% -0.7% Increase/(Decrease) vs. Increase/(Decrease) vs. 17

Corporate and Other: Condensed Income Statement Notable Items (Pre-Tax) ($ millions) 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Net financing loss (501) $    (441) $    (114) $    (60) $         (387) $       Gain (loss) on extinguishment of debt 4 8 (1)           (4) 5 Other income, net of losses 45 63 (109)       (18) 154 Total other revenue 49 71 (110)       (22) 159 Total net loss (452)     (370)       (224)       (82) (228) Provision for loan losses 200 174 10 26 190 Noninterest expense 40 72 150 (32) (110) Loss from cont. ops before income tax expense (692)     (616)       (384)       (76) (308) Income tax (benefit) expense from cont. ops (258)     209 12 (467) (270) Net loss from continuing operations (434) $    (825) $    (396) $    391 $       (38) $         Increase/(Decrease) vs. ($ millions) 3Q 09 2Q 09 3Q 08 2Q 09 3Q 08 Amortization of bond exchange discount (309) $    (344) $    - $          35 $          (309) $       Loss provision on resort finance assets (161) $    (105) $    - $          (56) $         (161) $       Increase/(Decrease) vs. 18

Ally Bank in the U.S. and ResMor Trust in Canada provide funding flexibility for GMAC through their deposit-taking capabilities as well as other sources of favorable funding The Ally value proposition is resonating with consumers and has been extended to certain ResMor products “Straightforward” and “Doing Right” promise No monthly fees or minimum balances 24/7 customer service Ally and ResMor total deposits increased 58% year over year to $28.8 billion (excluding certain
intercompany deposits) as of 9/30/2009 GMAC: Deposits (1) 3Q 09 figures exclude $5.2 billion of GMAC deposits. ($bil)   GMAC Inc. - Bank Deposit Levels 1 $4.1 $4.5 $7.2 $11.0 $14.5 $15.9 $10.7 $10.9 $10.7 $9.5 $8.7 $9.5 $17.6 $18.3 $20.0 $23.1 $26.3 $28.8 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 2Q 08 3Q 08 4Q 08 1Q 09 2Q 09 3Q 09 Ally Bank Retail Ally Bank Brokered Ally Bank Other ResMor 19

GMAC: Liquidity

($ billions)	GMAC Consolidated [1]		GMAC ex. Ins., ResCap, Ally Bank[2]		Insurance		ResCap LLC [3]		Ally Bank
Cash & Cash Equivalents (6/30/09)	**$18.7**		**$9.4**		**$0.9**		**$1.2**		**$7.2**
Net Increase (Decrease) in Unsecured Debt	(3.3)		(3.1)				(0.2)		
Change in Assets net of On-Balance Sheet securitizations	1.9		3.8				0.1		(2.0)
Change in Intercompany Secured Loans		=	0.6	+		+	(0.6)	+	
Net Purchase of Investment Securities	(4.4)		(0.6)		(0.3)				(3.5)
Internal Capital Contributions			(1.5)						1.5
Increase (Decrease) in Deposits	3.2		0.9						2.3
Other	(1.8)		(1.2)		(0.5)		0.4		(0.5)
Cash & Cash Equivalents (9/30/09)	**$14.2**		**$8.3**		**$0.1**		**$0.9**		**$5.0**
Net Change in Cash & Cash Equivalents in Q3	**($4.4)**		**($1.1)**		**($0.8)**		**($0.3)**		**($2.2)**

(1) GMAC Consolidated includes Insurance, ResCap, and Ally Bank.
(2) Includes approximately $5.2 billion of overnight funds on deposit at Ally Bank.
(3) ResCap legal entity information. Does not include Ally Bank.
Note: Numbers may not foot due to rounding.

- Parent company available liquidity stands at $29.7 billion
  - $9.5 billion of this liquidity is available based on current collateral
  - $8.3 billion of available cash liquidity
- ABS market conditions significantly improved

Parent Company Available Liquidity to Support Asset Generation

($ billions)	9/30/09	6/30/09	% Change
Cash and Cash Equivalents [1]	$ 8.3	$ 9.4	-12%
Unencumbered Securities	0.1	0.4	-75%
Current Secured Committed Unused Capacity	1.0	5.0	-80%
Current Unsecured Committed Unused Capacity	0.1	0.1	0%
Total Current Available Liquidity	9.5	14.9	-36%
Potential Secured Committed Unused Capacity[2]	7.9	7.9	0%
Potential Unsecured Committed Unused Capacity[2]	-	-	-
Whole Loan Forward Flow Agreements[2]	12.3	13.1	-6%
Total Available Liquidity	$ 29.7	$ 35.9	-17%

(1) Includes approximately $5.2 billion of overnight funds on deposit at Ally Bank.
(2) Capacity is subject to availability of incremental collateral.
Note: Numbers may not foot due to rounding.

20

GMAC FINANCIAL SERVICES

Q3 2009 GMAC Preliminary Results

GMAC: Capital Ratios (1) The risk-weighted assets are determined by allocating assets and specified off-balance sheet financial instruments into six weighted categories, with higher levels of capital being required for the categories perceived as representing greater risk.  The Company’s
September 30, 2009 preliminary risk-weighted assets reflect estimated on-balance sheet risk weighted assets of $146 billion and derivative and off-balance sheet risk-weighted assets of $19 billion. Note:  Numbers may not foot due to rounding. See slide 28 for further details on capital numbers stated above. ($ billions) 9/30/2009   Preliminary 6/30/2009 Tier 1 Capital 23.8 $            25.0 $         Tier 1 Common Capital 10.0 $            11.2 $         Total Risk-Based Capital 26.1 $            27.7 $         Tangible Common Equity 10.5 $            11.5 $         Tangible Assets 177.6 $          180.5 $       Risk-Weighted Assets 1 165.2 $          183.4 $       Tier 1 Capital Ratio 14.4% 13.6% Tier 1 Common Capital Ratio 6.1% 6.1% Total Risk-Based Capital Ratio 15.8% 15.1% Tangible Common Equity/ Tangible Assets 5.9% 6.4% Tangible Common Equity/ Risk-Weighted Assets 6.3% 6.3% 21

GMAC: Conclusion Third quarter results affected by continued cleanup of credit costs and several significant items GMAC continues its strategic review of businesses and additional platforms may be impacted in the future    Auto business was profitable again this quarter and origination volumes continue to increase Used car values have recovered Ally Dealer Rewards program was introduced Mortgage Operations continues to experience losses while resolving legacy issues Positive trends in mortgage origination and servicing business resulted in stronger net revenue Utilized GMAC’s improved capital position to support core businesses Ally Bank continues to build brand awareness and retail deposit base GMAC team remains focused on five core strategic initiatives: Transition to and meet all bank holding company requirements Strengthen the company’s liquidity and capital position by transforming to a deposit funded institution Build a world class GMAC organization Expand and diversify customer-focused revenue opportunities in auto and mortgage, with available funding driving originations Drive returns by repositioning GMAC’s risk profile and maximizing efficiencies 22

Supplemental Charts

                                  23

Supplemental

GMAC: Preliminary Consolidated Condensed Income Statement

($ millions)	3Q 09	2Q 09	3Q 08	Increase/(Decrease) vs. 2Q 09	Increase/(Decrease) vs. 3Q 08
Total financing revenue and other interest income	$ 3,417	$ 3,563	$ 4,951	$ (146)	$ (1,534)
Interest expense	1,899	2,069	2,880	(170)	(981)
Depreciation expense on operating lease assets	944	1,106	1,472	(162)	(528)
Impairment of investment in operating leases	-	-	93	-	(93)
Net financing revenue	574	388	506	186	68
Servicing fees	384	399	441	(15)	(57)
Servicing asset valuation and hedge activities, net	(110)	(240)	(261)	130	151
Insurance premiums and service revenue earned	582	557	791	25	(209)
Gain (loss) on mortgage and automotive loans, net	194	(362)	25	556	169
Gain on extinguishment of debt	10	14	59	(4)	(49)
Other gain (loss) on investments, net	216	98	(396)	118	612
Other income, net of losses	259	(38)	35	297	224
Total other revenue	1,535	428	694	1,107	841
Total net revenue	2,109	816	1,200	1,293	909
Provision for loan losses	704	1,161	1,099	(457)	(395)
Insurance losses and loss adjustment expenses	335	308	423	27	(88)
Impairment of goodwill	-	-	16	-	(16)
Other operating expenses	2,033	1,565	2,301	468	(268)
Total noninterest expense	2,368	1,873	2,740	495	(372)
Loss from cont. ops before income tax (benefit) expense	(963)	(2,218)	(2,639)	1,255	1,676
Income tax (benefit) expense from cont. ops	(292)	1,099	(101)	(1,391)	(191)
Net loss income from continuing operations	(671)	(3,317)	(2,538)	2,646	1,867
Loss from discontinued ops, net of tax	(96)	(586)	15	490	(111)
Net loss	$ (767)	$ (3,903)	$ (2,523)	$ 3,136	$ 1,756

GMAC FINANCIAL SERVICES
Q3 2009 GMAC Preliminary Results
24

GMAC: Preliminary Consolidated Condensed Balance Sheet Supplemental Increase/ (Decrease) vs. ($ millions) 9/30/09 12/31/08 12/31/08 Cash and cash equivalents 14,225 $    15,151 $    (925) $               Investment securities 14,376 7,444 6,932 Loans held-for-sale 14,963 7,919 7,044 Finance receivables and loans, net of unearned Income 87,452 100,073 (12,621)           Allowance for loan losses (2,974)        (3,433)        459 Total finance receivables and loans, net 84,478 96,640 (12,162)           Investment in operating leases, net 18,867 26,390 (7,524)              Other assets 28,906        35,932        (7,026)              Assets of discontinued operations held-for-sale 2,439          -                 2,439                Total assets 178,254 $   189,476 $   (11,222) $          Unsecured debt 45,295 $    53,213 $    (7,918) $            Secured debt 56,746        73,108        (16,362)             Total debt 102,041     126,321     (24,280)             Deposit liabilities 29,324        19,807        9,517                Other liabilities 20,166        21,494        (1,328)              Liabilities of discontinued operation held-for-sale 1,782          -                 1,782                Total liabilities 153,313     167,622     (14,309)             Equity 24,941        21,854        3,087                Total liabilities and equity 178,254 $   189,476 $   (11,222) $          25

Supplemental

GMAC: Net Income by Segment

($ millions)

	3Q 09 Continuing Operations		3Q 09 Discontinued Operations [2]		3Q 09 Total Net Income (Loss)	
North America	$	314	$	-	$	314
International		17		(167)		(150)
Global Automotive Finance		331		(167)		164
Insurance		25		71		96
Mortgage Operations		(593)		-		(593)
Corporate and Other [1]		(434)		-		(434)
Consolidated Net income (loss)	$	(671)	$	(96)	$	(767)

(1) Corporate and Other segment includes Commercial Finance, equity investments, amortization of original issue discount from GMAC bond exchange, and other corporate activities.

(2) Discontinued Operations currently includes: U.S. property and casualty insurance (Insurance segment); Argentina operations, United Kingdom full-service leasing and Italy full-service leasing from International Operations (Global Automotive Finance Segment). Other businesses may be included in discontinued operations in the future.

GMAC FINANCIAL SERVICES
Q3 2009 GMAC Preliminary Results
26

Supplemental

ResCap, LLC: Key Financial Information

($ millions)	3Q 09	3Q 08
Net loss	$ (649)	$ (1,912)
Net loss excluding gain on debt extinguishment	$ (649)	$ (1,954)

($ millions)	9/30/2009	12/31/2008
Cash & cash equivalents	$ 919	$ 6,983
Tangible net worth	$ 409	$ 350
Total assets	$ 19,749	$ 57,961

(1) For the purpose of ResCap's tangible net worth covenants, consolidated tangible net worth is defined as the company's consolidated equity, excluding intangible assets and any equity in Ally Bank to the extent included in ResCap's consolidated balance sheet.

Note: Results as they appear on a ResCap, LLC reported basis and include ownership of ResMor Trust through 1/1/2009 and Ally Bank through 1/30/2009.

- ResCap, LLC met its covenants at quarter end with tangible net worth of $409 million at the end of the third quarter

GMAC FINANCIAL SERVICES
Q3 2009 GMAC Preliminary Results
27

GMAC: Capital Measures as of 9/30/09 Supplemental Note:  Numbers may not foot due to rounding. Capital 9/30/2009 6/30/2009 Shareholders’ Equity 24.9 $      26.0 $      Less: Goodwill and certain other intangibles (0.7) (0.7) Unrealized (gain) loss and other adjustments (0.5) (0.3) Total Tier 1 Capital 23.8 25.0 Total Tier 1 Capital 23.8 25.0 Less: Senior preferred (12.5) (12.5) Preferred interest (1.3) (1.3) Tier 1 Common 10.0 11.2 Total Tier 1 Capital 23.8 25.0 Add: Qualifying subordinated debt and redeemable preferred stock 0.2 0.2 Allowance for loan and lease losses includible in Tier 2 Capital 2.1 2.4 Total Risk-Based Capital 26.1 27.7 Total Equity 24.9 26.0 Less: Preferred equity (13.8) (13.8) Goodwill and intangible assets (0.7) (0.7) Tangible Common Equity 10.5 11.5 Total Assets 178.3 181.2 Less: Goodwill and intangible assets (0.7) (0.7) Tangible Assets 177.6 $    180.5 $    ($ billions) 28

Global Capital and Liquidity: Term Debt Maturity Profile Supplemental Note: Numbers may not foot due to rounding. Maturities are as of 9/30/2009 and reflect par value of debt. Excludes original issue discount of $4.6 billion, and collateralized borrowings in securitization trusts representing mortgage lending related debt that is repaid upon the principal payments of the underlying assets, of $3.5 billion. ($ bil) $4 $8 $10 $10 $2 $16 $5 $20 $14 $3 $2 $3 $8 $29 $24 $13 $4 $18 $- $5 $10 $15 $20 $25 $30 2009 2010 2011 2012 2013 2014 and thereafter Unsecured Secured Total 29

GMAC: Ownership Structure Supplemental Preferred Ownership as of 9/30/2009 Common Ownership as of 9/30/2009 35.4% 22.0% 18.1% 14.6% 9.9% U.S. Treasury Cerberus and Affiliates Cerberus Co-Investors GM Trust GM Company ($ millions) Series Owner Liquidation Preference Book Value Series F Mandatory Convertible Preferred U.S. Treasury $7,500.0 $7,500.0 Series F Mandatory Convertible Preferred (exercised warrants) U.S. Treasury $375.1 $0.1 Series D-1 Perpetual Preferred U.S. Treasury $5,000.0 $5,000.0 Series D-2 Perpetual Preferred (exercised warrants) U.S. Treasury $250.0 $0.0 Series G Perpetual Preferred Investors $2,576.6 $235.0 Series A Perpetual Preferred GM Company $1,047.3 $1,052.0 Preferred Ownership 30